BlackRock Health Sciences Trust

Cusip:   09250W107

Ticker: BME

Record Date	January 15, 2019
Pay Date	January 31, 2019

Distribution Amount per share	$0.200000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown of	Total Cumulative	Total Cumulative
		the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Investment Income	$0.014151	7%	$0.014151	7%
Net Realized Short-Term Capital Gains	$0.185849	93%	$0.185849	93%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.200000	100%	$0.200000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on December 31, 2018				11.40%

Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2018				6.66%

Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2018				7.23%

Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2018				0.55%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Health Sciences Trust

Cusip:   09250W107

Ticker: BME

Record Date	February 15, 2019
Pay Date	February 28, 2019

Distribution Amount per share	$0.200000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown of	Total Cumulative	Total Cumulative
		the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Investment Income	$-	0%	$0.013419	3%
Net Realized Short-Term Capital Gains	$-	0%	$0.146079	37%
Net Realized Long-Term Capital Gains	$0.200000	100%	$0.240502	60%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.200000	100%	$0.400000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on January 31, 2019				12.00%

Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2019				6.33%

Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2019				5.83%

Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2019				0.53%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052